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                                                    EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Advest Group, Inc. on Form S-8 of our report dated October 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. as of September 30, 1995 and 1994, and for each of the three years in the period ended September 30, 1995, which report is included in the Annual Report on Form 10-K for the year ended September 30, 1995.

Coopers & Lybrand L.L.P.

Hartford, Connecticut
February 7, 1996